UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
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Trinity Place Holdings Inc.
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ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 25, 2020

On April 29, 2020, Trinity Place Holdings Inc. (the “Company”) filed a definitive proxy statement with the Securities and Exchange Commission regarding its Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, June 25, 2020 at 10:00 a.m. (New York City time). The following information, including the accompanying press release, supplements and relates to that proxy statement.

On May 27, 2020, consistent with the Company’s previous disclosure in its Notice of Annual Meeting and proxy statement, the Company issued the accompanying press release to announce that the format of the Annual Meeting has changed from an in-person format to a virtual only format, and to provide information as to how stockholders can participate in the Annual Meeting. This supplement is being filed with the Securities and Exchange Commission and made available to shareholders on May 27, 2020. This supplement should be read in conjunction with the proxy statement.

FOR IMMEDIATE RELEASE

CONTACT:	Linda Flynn, (212) 235-2191

Linda.Flynn@tphs.com

Trinity Place Holdings Inc. to Hold

Virtual 2020 Annual Meeting of Stockholders

NEW YORK, NY (May 27, 2020). Trinity Place Holdings Inc. (NYSE: TPHS) (the “Company”) announced today that in response to continued public health precautions regarding in-person gatherings given the coronavirus (COVID-19) pandemic, and to support the health and well-being of its stockholders, employees, and communities, the Company will hold its 2020 Annual Meeting of Stockholders in a virtual-only format, solely by means of remote communication, instead of an in-person meeting. As previously announced, the meeting will begin at 10:00 a.m. (New York City time) on Thursday, June 25, 2020. However, the 2020 Annual Meeting will no longer be held at 77 Greenwich Street, New York, New York 10006, but rather will be held virtually, with attendance via the internet. Stockholders will not be able to physically attend the 2020 Annual Meeting. The virtual meeting and live audio webcast can be accessed at www.virtualshareholdermeeting.com/TPHS2020.

We have designed the format of the 2020 Annual Meeting to provide stockholders the same rights and opportunities to participate as they would at an in-person meeting.

As described in the previously-distributed proxy materials for the 2020 Annual Meeting, you are entitled to attend and vote at the 2020 Annual Meeting if you held shares of our Common Stock as of the close of business on the record date, April 27, 2020. The items of business are the same as set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement, dated April 29, 2020, previously mailed or made available to stockholders entitled to vote at the 2020 Annual Meeting.

Access to the Audio Webcast of the Annual Meeting. The live audio webcast of the 2020 Annual Meeting will begin promptly at 10:00 a.m. (New York City time). Online access to the audio webcast will open shortly prior to the start of the 2020 Annual Meeting to allow time for you to log-in and test your device’s audio system. We encourage you to access the meeting in advance of the designated start time.

Log-in Instructions. To be admitted to the 2020 Annual Meeting, you will need to log-in to www.virtualshareholdermeeting.com/TPHS2020 using the 16-digit control number found on the proxy card, voting instruction form, notice of internet availability, or email previously sent to stockholders entitled to vote at the 2020 Annual Meeting. The virtual meeting platform is supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and mobile phones) running the latest version of the applicable software and plugins. Access to the virtual meeting platform will open shortly prior to the start of the 2020 Annual Meeting to allow time for you to log-in and test your device’s browser.

Technical Assistance. A support line will be available on the meeting website shortly prior to, and during, the 2020 Annual Meeting to assist stockholders with any technical difficulties they may have accessing or hearing the virtual meeting.

Voting Prior to or at the Annual Meeting. An online portal is available to stockholders at www.proxyvote.com where you can view and download our proxy materials and 2019 Annual Report and vote your shares in advance of the 2020 Annual Meeting. You may vote your shares during the 2020 Annual Meeting (up until the closing of the polls) by following the instructions available at www.virtualshareholdermeeting.com/TPHS2020 during the meeting. The proxy card and voting instruction form included with the previously distributed proxy materials (or notice of internet availability) will not be reissued and may continue to be used to vote shares in connection with the 2020 Annual Meeting.

Whether or not you plan to attend the 2020 Annual Meeting, we urge you to vote promptly in advance of the meeting by using one of the methods described in the previously distributed proxy materials for the Annual Meeting.

Submitting Questions at the Annual Meeting. This year’s stockholders Q&A session will include questions submitted both live and in advance. Stockholders may submit a question in advance of the meeting by emailing the Company at investorrelations@tphs.com. Live questions may be submitted online by stockholders shortly prior to, and during, the 2020 Annual Meeting by logging in with the 16-digit control number at www.virtualshareholdermeeting.com/TPHS2020. We will answer questions during the 2020 Annual Meeting that are pertinent to the Company as time permits and in accordance with our rules of conduct for the 2020 Annual Meeting.

About Trinity Place Holdings

The Company is a real estate holding, investment, development and asset management company. The Company’s largest asset is currently a property located at 77 Greenwich Street in Lower Manhattan. 77 Greenwich was a vacant building that was demolished and is under development as a mixed-use project consisting of a 90-unit residential condominium tower, retail space and a New York City elementary school. The Company also owns a newly built 105-unit, 12-story multi-family property in Brooklyn, New York, acquired in May 2018, and, through joint ventures, a 50% interest in a newly built 95-unit multi-family property known as The Berkley, located at 223 North 8th Street, Brooklyn and a 10% interest in a newly built 234-unit multi-family property located one block from The Berkley at 250 North 10th Street acquired in January 2020, also in Brooklyn, New York. In addition, the Company owns a property occupied by retail tenants in Paramus, New Jersey. Several of the Company’s current assets are the legacy of certain Syms Corp. and Filene’s Basement holdings as a result of those companies having emerged from Chapter 11 bankruptcy under a plan of reorganization in September 2012, including certain intellectual property and $245.6 million of Federal tax net operating losses as well as significant state losses (as of March 31, 2020). More information on the Company can be found at trinityplaceholdings.com and on its residential properties at theberkleybk.com as well as 237eleventh.com and tfc.com/residential/250n10.

Forward Looking Statements

This press release includes forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations and projections about future events and are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified, and, consequently, the actual performance of the Company may differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties include those related to the rapidly evolving COVID-19 pandemic and its impacts, the scope of which is not yet known, as well as other possible risks and uncertainties, including those described in our Annual Report on Form 10-K for the year ended December 31, 2019 and our subsequent filings with the Securities and Exchange Commission. The forward-looking statements contained herein speak only as of the date hereof, and we assume no obligation to update any forward-looking statements, whether as a result of new information, subsequent events or otherwise, except as required by law.

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